Exhibit 10.1

AMENDMENT TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of January 2, 2024, to the Investment Management Trust Agreement is made by and between dMY Squared Technology Group, Inc., a Massachusetts corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as trustee (“Trustee”).

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of October 4, 2022 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, the Company’s Amended and Restated Articles of Organization (our “Charter”) provides that if a Business Combination (as defined herein) is not consummated within fifteen (15) months following the closing of the Company’s initial public offering, the Company may extend such period by two extensions with each extension being three (3)-month periods for up to a maximum of six (6) months in the aggregate, subject to dMY Squared Sponsor, LLC or its affiliates or permitted designees depositing $0.10 per share of Class A common stock of the Company sold in the initial public offering, or $631,900 in the aggregate, into the Trust Account no later than five (5) days’ prior to the fifteen (15)-month and the eighteen (18)-month anniversary of the initial public offering for each three (3)-month extension;

WHEREAS, at a special meeting of the Company’s shareholders held on January 2, 2024 (the “Special Meeting”), the Company’s shareholders holding at least 65% of the outstanding shares of common stock of the Company, voting together as a single class, approved, among other proposals, (i) a proposal to amend the Charter to extend the date by which the Company must consummate a business combination from January 4, 2024, to January 29, 2024 (the “Extended Date”), and to allow the Company, without another shareholder vote, by resolution of the Company’s board of directors (the “Board”), to elect to further extend the Extended Date up to twenty-three (23) times for an additional one (1) month each time (each, an “Additional Extension”), until up to December 29, 2025 (the “Additional Extended Date”), provided that the Sponsor (or its affiliates or designees) will deposit into the Trust Account as a loan (a “Contribution”, and the Sponsor, its affiliates or designees making such Contribution, a “Contributor”), one business day following the public announcement by the Company disclosing that the Board has determined to implement an Additional Extension, with respect to each such Additional Extension, an amount equal to $50,000, in exchange of a non-interest bearing, unsecured convertible promissory note to the Contributor repayable by the Company upon consummation of a Business Combination, (ii) a proposal to amend the Charter to permit the Board, in its sole discretion, to elect to wind up the Company’s operations on an earlier date than the Extended Date or Additional Extended Date, as applicable, as determined by the Board and included in a public announcement, and (iii) a proposal to amend the Trust Agreement to make corresponding changes;

WHEREAS, the parties desire to amend the Trust Agreement to reflect the shareholder-approved amendments; and

WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to them in the Trust Agreement.

NOW THEREFORE, IT IS AGREED:

1. The text of Section 1(c) of the Trust Agreement is hereby amended and restated in its entirety to read as follows:

“(c) In a timely manner, upon the written instruction of the Company, (i) hold funds uninvested, (ii) hold funds in an interest-bearing bank demand deposit account, or (iii) invest and reinvest the Property in solely United States government securities within the meaning of Section 2(a)(16) of the Investment Company

Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while invested or uninvested, the Trustee may earn bank credits or other consideration.”

2. The text of Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety to read as follows:

“Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Co-Chief Executive Officers, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by the Underwriter, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein; provided, however, that if a Termination Letter has not been received by the Trustee prior to January 29, 2024, which date may be extended, in accordance with the Company’s Articles and by resolution of the Corporation’s Board of Directors, up to twenty-three (23) times for an additional one (1) month each time, to up to December 29, 2025, provided that the Contributor has made the Contribution (each as defined in the Company’s Articles), or such earlier date as may be determined by the Board in its sole discretion and included in a public announcement (the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of the Last Date;”.

3. Section 1(l) of the Trust Agreement is hereby deleted in its entirety and replaced with the following:

“[omitted]”

4. Footnote 1 of Exhibit B is hereby amended and restated in its entirety to read as follows:

“The Last Date or such later date upon an extension as may be approved by the Company’s shareholders in accordance with the Company’s Articles.”

5. Exhibit E is hereby deleted in its entirety.

6. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

7. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

8. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Sections 6(c) and 6(d) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

9. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

DMY SQUARED TECHNOLOGY GROUP, INC.

By:	/s/ Harry L. You
Name:	Harry L. You
Title:	Chief Financial Officer and Chairman